As filed with the Securities and Exchange Commission on February 2, 2005	Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

THOMAS & BETTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	22-1326940

(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification no.)

8155 T&B Boulevard
Memphis, Tennessee 38125

(Address of principal executive offices, including zip code)

Thomas & Betts Corporation 1993 Management Stock Ownership Plan

(Full title of the plan)

Donald R. Rawlins, Esq.
Assistant General Counsel & Assistant Secretary
Thomas & Betts Corporation
8155 T&B Boulevard
Memphis, Tennessee 38125
(901) 252-8000

(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Unit (2)	Price (2)	Registration Fee (2)
Common stock, $.10 par value	3,629,706	$28.00	$101,631,768	$11,962.06

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares as may become issuable in connection with stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(h)(1) of the Securities Act. The proposed maximum offering price per share, the proposed maximum aggregate offering price, and the amount of the registration fee are computed based upon $28.00, the average of the high and low sales prices of the Common Stock of Thomas & Betts Corporation as reported on the New York Stock Exchange on January 28, 2005.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Opinion of Donald R. Rawlins, Esq.
Consent of KPMG LLP

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registration Statement on Form S-8 (No. 33-68370) filed September 3, 1993, as amended by the Post-Effective Amendment No. 1 dated May 2, 1996, is incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Donald R. Rawlins, Assistant General Counsel and Assistant Secretary of the Company. Mr. Rawlins is the beneficial owner of 2,200 shares of the Company’s Common Stock and has received options to purchase 2,000 additional shares of Common Stock of the Company, of which none are exercisable within the next 60 days. Mr. Rawlins is not eligible to participate in the Thomas & Betts Corporation 1993 Management Stock Ownership Plan.

Item 8. Exhibits.

Exhibit
Number	Exhibit

5	Opinion of Donald R. Rawlins , Esq.

23.1	Consent of KPMG LLP, independent public accountants.

23.2	Consent of counsel (contained in Exhibit 5).

24	Powers of Attorney (included as part of the signature page hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 2nd day of February, 2005.

THOMAS & BETTS CORPORATION (Company)
By:	/s/ KENNETH W. FLUKE
Kenneth W. Fluke
Senior Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth W. Fluke, J.N. Raines, and Donald R. Rawlins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DOMINIC J. PILEGGI Dominic J. Pileggi	President, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2005

/s/ ERNEST H. DREW Ernest H. Drew	Director	February 2, 2005

/s/ T. KEVIN DUNNIGAN T. Kevin Dunnigan	Chairman of the Board and Director	February 2, 2005

Jeananne K. Hauswald	Director	February , 2005

/s/ DEAN JERNIGAN Dean Jernigan	Director	February 2, 2005

/s/ RONALD B. KALICH, SR. Ronald B. Kalich, Sr.	Director	February 2, 2005

/s/ ROBERT A. KENKEL Robert A. Kenkel	Director	February 2, 2005

/s/ KENNETH R. MASTERSON Kenneth R. Masterson	Director	February 2, 2005

Signature	Title	Date
/s/ JEAN-PAUL RICHARD Jean-Paul Richard	Director	February 2, 2005

/s/ DAVID D. STEVENS David D. Stevens	Director	February 2, 2005

/s/ WILLIAM H. WALTRIP William H. Waltrip	Director	February 2, 2005

/s/ KENNETH W. FLUKE Kenneth W. Fluke	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2005

/s/ STANLEY P. LOCKE Stanley P. Locke	Vice President - Controller (Principal Accounting Officer)	February 2, 2005

EXHIBIT INDEX

Exhibit
Number	Exhibit

5	Opinion of Donald R. Rawlins, Esq.

23.1	Consent of KPMG LLP, independent public accountants.

23.2	Consent of counsel (contained in Exhibit 5).

24	Powers of Attorney (included as part of the signature page hereto).